Exhibit 99.1

Erickson Air-Crane Announces First Quarter 2013 Results

— Revenues Increase 34% Versus Prior Year to Record Q1 Revenues on Brisk Australian Fire Season,

Growing Oil and Gas Initiative —

— Reports EPS of $0.01, Excluding $0.14 of Acquisition-Related Expenses —

— Updates FY13 Guidance to Include Accretive EHI Acquisition —

PORTLAND, OR – May 9, 2013 – Erickson Air-Crane Incorporated (NASDAQ:EAC) (“Erickson” or “the Company”), a leading global provider of aviation services to a diverse mix of commercial and government customers and the vertically integrated manufacturer and operator of the powerful, heavy-lift helicopter, the Erickson S-64 Aircrane, today announced first quarter 2013 financial results, including record first quarter revenues.

First Quarter Highlights

•	Revenue increased 33.8% to $36.9 million, the highest in our history

•	Flight hours increased 38.0% to 2,160 hours

•	Operating Income was $1.9 million, excluding $2.3 million of acquisition-related expenses

•	Adjusted EBITDA increased $5.3 million to $7.0 million

First Quarter Results

Revenue for the quarter ended March 31, 2013 increased by 33.8% compared with the prior year period, rising to $36.9 million. Revenue growth in aerial services was broad-based, driven by a very active fire season in Australia, continued strong growth in the Company’s infrastructure construction business, in particular in the oil and gas sector, and an active quarter for timber harvesting.

The Company reported adjusted first quarter net income attributable to Erickson Air-Crane Incorporated of $0.1 million, or $0.01 adjusted net income per basic and diluted share (a non-GAAP measure described below), compared with a prior year net loss of $2.5 million. Erickson incurred acquisition-related expenses in the first quarter of $2.3 million, or $0.14 of after-tax impact to diluted earnings per share, resulting in a first quarter loss attributable to Erickson Air-Crane of $1.2 million, or $0.13 net loss per basic and diluted share.

Acquisition-related expenses were attributable to both the acquisition of Evergreen Helicopters, Inc. (“EHI”), which was completed on May 2, 2013, as well as the Company’s pending transaction to acquire the Air Amazonia fleet and operations from HRT Oil & Gas. The Company continues to anticipate closing the Air Amazonia transaction in the second quarter. Excluding these acquisition-related expenses, the Company was pleased to achieve a profitable quarter, as adjusted, in its historically weakest quarter.

Udo Rieder, President and Chief Executive Officer of Erickson Air-Crane, commented, “This was a strong start to 2013. Performance by our Aircrane operations and our completion of the EHI transaction position us to quickly transform our business. We believe the execution of our strategic acquisition program is enabling us to emerge as a highly diversified, global company with a wide array of opportunities to generate high-margin growth. We expect to demonstrate our ability to drive value to the full range of our constituents, including customers, partners, and shareholders.”

The Company’s first quarter operating income was $1.9 million, excluding the above-mentioned $2.3 million of acquisition-related expenses, compared with the prior year’s first quarter loss of $1.7 million. Including the acquisition-related expenses, the first quarter operating loss was $0.3 million. First quarter Adjusted EBITDA (a non-GAAP measure described below) was $7.0 million for the three months ended March 31, 2013, an increase of $5.3 million as compared to the prior year period’s comparable level of $1.7 million. This increase was driven by revenue growth, a gross margin improvement of 10.5 percentage points and, excluding acquisition-related expenses, an improvement to operating expenses as a percentage of sales of 0.7 percentage points.

Rieder continued, “We are seeing significant scale-related benefits accompany the growth in our Aircrane business. This includes our deployment of a second Aircrane dedicated to our South American oil and gas initiative, an ongoing focus for both organic and acquisition-related expansion. In concert with increased leverage over our fixed corporate infrastructure and the enhanced profitability that accompanied a very active Australian fire season, we drove a strong overall operating performance in the first quarter.”

Updated Guidance

Erickson today provided fiscal year 2013 guidance for revenues and Adjusted EBITDA. This guidance reflects a reiteration of the Company’s previously communicated expectations for its base business and the inclusion of expected results for the acquired EHI business.

The full year guidance provided below is operational and adjusted and therefore does not include any acquisition-related expenses (including the $2.3 million incurred in the first quarter), purchase accounting adjustments, restructuring expenses, or other similar items. The Company noted that its guidance also does not yet include any effect from the planned but still pending acquisition of Air Amazonia from HRT. The guidance below does incorporate a preliminary estimate of synergies expected to be realized this year.

The Company now expects to report full year fiscal 2013 revenues in the range of $325 to $335 million, and it expects Adjusted EBITDA for the full year in the range of $93 to $101 million. On a pro forma basis, as if the acquisition and associated financing had occurred on January 1, 2013, the Company expects full year revenues in the range of $385 to $395 million and Adjusted EBITDA for the full year in the range of $108 to $116 million.

Rieder concluded, “We are deeply grateful for the clear vote of confidence provided to us in recent quarters by the capital markets. We have utilized that support to rapidly implement our strategy and to create what we believe will be enduring value. We are certainly pleased to have opened a new chapter in Erickson’s story with what we believe will be a highly accretive transaction. We believe the new Erickson will leverage our exceptional talent and deep operational efficiencies to better serve our customers and create long-term value for all our stakeholders.”

Conference Call

The Company noted that it will hold a conference call to discuss its earnings results for the first quarter ended March 31, 2013 on May 9 at 4:30 p.m. Eastern Time with prepared remarks by Udo Rieder, the Company’s President and Chief Executive Officer, and Chuck Ryan, the Company’s Chief Financial Officer, to be followed by a question and answer session for the investment community. A live webcast of the call can be accessed at investors.ericksonaircrane.com. To access the call, dial toll-free 1-888-438-5519 or 1-719-325-2428 (international). The pass code is 3039751.

To listen to a telephonic replay of the conference call, dial toll-free 1-877-870-5176 or 1-858-384-5517 (international) and enter pass code 3039751. The replay will be available beginning at 7:30 p.m. ET on Thursday, May 9, 2013 and will last through 11:59 p.m. ET May 23, 2013.

— FINANCIAL TABLES FOLLOW –

ERICKSON AIR-CRANE INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Net revenues:
Aerial services	$35,219	$25,108
Manufacturing / MRO	1,721	2,501

Total net revenues	36,940	27,609
Cost of revenues:
Aerial services	26,355	21,850
Manufacturing / MRO	1,311	1,719

Total cost of revenues	27,666	23,569

Gross profit	9,274	4,040

Operating expenses:
General and administrative	6,311 (1)	2,881
Research and development	913	953
Selling and marketing	2,390	1,861

Total operating expenses	9,614	5,695

Operating income (loss)	(340)	(1,655)
Other income (expense):
Interest income	—	14
Interest expense	(1,357)	(2,279)
Amortization of debt issuance costs	(322)	(284)
Unrealized foreign exchange gain (loss)	206	390
Realized foreign exchange gain (loss)	(37)	(37)
Other income (expense), net	(281)	73

Total other income (expense)	(1,791)	(2,123)

Income (loss) before noncontrolling interest and income taxes	(2,131)	(3,778)
Income tax expense (benefit)	(1,136)	(1,469)

Net income (loss)	(995)	(2,309)
Less: Net (income) loss related to noncontrolling interest	(221)	(185)

Net income (loss) attributable to Erickson Air-Crane Incorporated	(1,216)	(2,494)
Dividends on redeemable preferred stock	—	2,509

Net income (loss) attributable to common stockholders	$(1,216)	$(5,003)

Net income (loss)	$(995)	$(2,309)
Other comprehensive income (loss):
Foreign currency translation adjustment	(129)	124

Comprehensive income (loss)	(1,124)	(2,185)
Comprehensive (income) loss attributable to noncontrolling interest	(180)	(223)

Comprehensive (income) loss attributable to Erickson Air-Crane Incorporated	$(1,304)	$(2,408)

Net income (loss) per share attributable to common stockholders
Basic	$(0.13)	$(5,002.73)

Diluted	$(0.13)	$(5,002.73)

Weighted average shares outstanding
Basic	9,727,127	1,000

Diluted	9,727,127	1,000

(1)	Q1 2013 General and Administrative Expenses includes $2.3 million of acquisition-related expenses.

ERICKSON AIR-CRANE INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(Unaudited)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$1,323	$1,468
Restricted cash	3,705	3,781
Accounts receivable net of allowances for doubtful accounts of $681 and $460 in 2013 and 2012, respectively	30,414	24,446
Prepaid expenses and other	3,260	1,426
Income tax receivable	912	1,048
Deferred tax assets	11,112	8,208

Total current assets	50,726	40,377

Aircrane support parts, net	137,815	133,281
Aircranes, net	66,759	66,673
Property, plant, and equipment, net	14,604	14,435
Other noncurrent assets	1,768	2,057

Total assets	$271,672	$256,823

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$8,346	$8,746
Current portion of long-term debt	—	71,202
Accrued and other current liabilities	24,130	19,662
Income tax payable	6,651	6,275

Total current liabilities	39,127	105,885

Long-term debt, less current portion	107,854	26,674
Other long-term liabilities	1,415	1,415
Deferred tax liabilities	18,852	17,481

Total liabilities	167,248	151,455
Stockholders’ equity (deficit):
Common stock, $0.0001 par value. Authorized 110,000,000 shares at March 31, 2013 and December 31, 2012, respectively;
Common stock; 9,728,405 and 9,726,785 issued and outstanding at March 31, 2013 and December 31, 2012, respectively	1	1
Additional paid-in capital	102,013	101,833
Retained earnings (accumulated deficit)	1,231	2,447
Accumulated other comprehensive income (loss)	(17)	71

Total stockholders’ equity (deficit) attributable to Erickson Air-Crane Incorporated	103,228	104,352

Noncontrolling interest	1,196	1,016

Total stockholders’ equity (deficit)	104,424	105,368

Total liabilities and stockholders’ equity	$271,672	$256,823

ERICKSON AIR-CRANE INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Cash flows from operating activities:
Net income (loss)	$(995)	$(2,309)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	2,651	2,049
Deferred income taxes	(1,533)	(1,789)
Non-cash interest on subordinated notes	657	1,174
Stock based compensation	180	—
Amortization of debt issuance costs	322	284
Changes in operating assets and liabilities:
Accounts receivable	(6,252)	(1,902)
Prepaid expenses and other	(1,669)	(1,879)
Income tax receivable	137	(186)
Aircrane support parts, net	(4,533)	(4,293)
Accounts payable	(316)	(920)
Accrued and other current liabilities	4,673	7,364
Income tax payable	390	521
Other long-term liabilities	—	(369)

Net cash provided by (used in) operating activities	(6,288)	(2,255)

Cash flows from investing activities:
Purchases of Aircranes, and property, plant, and equipment	(2,924)	(1,812)
Restricted cash	(50)	(13)
Increase (decrease) in other assets	(35)	160

Net cash provided by (used in) investing activities	(3,009)	(1,665)
Cash flows from financing activities:
Borrowings of long-term debt	68,590	62,983
Repayments of long-term debt	(59,270)	(57,906)
Debt issuance costs	(199)	—

Net cash provided by (used in) financing activities	9,121	5,077

Effect of foreign currency exchange rates on cash and cash equivalents	31	4

Net increase (decrease) in cash and cash equivalents	(145)	1,161
Cash and cash equivalents at beginning of period	1,468	268

Cash and cash equivalents at end of period	$1,323	$1,429

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$758	$782
Net cash paid (received) during the period for income taxes	$(105)	$(43)

About Erickson Air-Crane Incorporated

Erickson Air-Crane Incorporated is a leading global provider of aviation services to a diverse mix of commercial and government customers. The Company currently operates a diverse fleet of 85 rotary-wing and fixed wing aircraft, including a fleet of 20 heavy-lift S-64 Aircranes. This fleet supports a wide and worldwide variety of government and commercial customers, across a broad range of aerial services, including critical supply and logistics for deployed military forces, humanitarian relief, firefighting, timber harvesting, infrastructure construction, and crewing. The Company also maintains a vertical manufacturing capability for the S-64 Aircrane, related components, and other aftermarket support and maintenance, repair, and overhaul services for the Aircrane and other aircraft. Founded in 1971, Erickson Air-Crane is headquartered in Portland, Oregon and maintains facilities and operations in North America, South America, the Middle East, Africa and Asia-Pacific. For more information, please visit http://www.ericksonaircrane.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. You can identify  forward-looking statements by words such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include: the possibility that we do not complete the acquisition of the Brazilian air logistics business, or realize the benefits of the acquisition of EHI or the Brazilian air logistics business on a timely basis or at all; our ability to integrate these businesses successfully or in a timely and cost-efficient manner; our ability to successfully enter new markets and manage international expansion; that we do not have extensive operating history in the aerial services segments in which EHI and Air Amazonia operate nor with the types of aircraft we acquired in the EHI acquisition and those we would Air Amazonia acquisition; that we do not have extensive operating history in South America, the Middle East and Africa, which are where EHI and Air Amazonia provide aerial services; that we do not have any operating history providing services to the Department of Defense and related customers and projects, which are segments to which EHI provides services; that the anticipated reduction in troops in Afghanistan in the near-term may adversely affect EHI; that EHI operates in certain dangerous and war-affected areas, which may result in hazards to its fleet and personnel; that, despite our current indebtedness levels, we and our subsidiaries may still incur significant additional indebtedness; our failure to obtain any required  financing on favorable terms; our safety record; the hazards associated with our helicopter operations, which involve significant risks and which may result in hazards that may not be covered by our insurance or may increase the cost of our insurance; compliance with debt obligations and our substantial indebtedness, which could adversely affect our financial condition and impair our ability to grow and operate our business; cancellations; reductions or delays in customer orders; our ability to collect on customer receivables; weather and seasonal fluctuations that impact our Aircrane and other aerial services activities; competition; reliance on a small number of large customers; the impact of short-term contracts; the availability and size of the Aircrane fleet; the ability to implement  production rate changes; the impact of government spending; the impact of product liability and product warranties; the ability to attract and retain qualified personnel; the impact of environmental and other regulations, including FAA regulations and similar international regulations; our ability to accurately forecast financial guidance; our ability convert backlog into revenues and appropriately plan expenses; worldwide economic conditions (including conditions in Greece and Italy); our reliance on a small number of manufacturers; the necessity to provide components or services to owners and operators of aircraft; our ability to effectively manage our growth; our ability to keep pace with changes in technology; our ability to adequately protect our intellectual property; our ability to successfully enter new markets and manage international expansion; our ability to expand and diversify our customer base; our ability to expand and market manufacturing and maintenance, repair and overhaul services; the potential unionization of our employees; the fluctuation in the price of fuel; our ability to access public or private debt markets; the impact of equipment failures or other events impacting the operation of our factories; and our ability to successfully manage any future acquisitions; as well as other risks and uncertainties more fully described under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K as well as the other reports we file with the SEC.

You should not place undue reliance on any forward-looking statements. Erickson Air-Crane assumes no obligation to update  forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable laws.

Use of Non-GAAP Measures

The Company uses adjusted EBITDA (“Adjusted EBITDA”) in managing our business. We define EBITDA as net income (loss) before interest expense, net, provision for (benefit from) income taxes, and depreciation and amortization. Adjusted EBITDA means, with respect to any fiscal period, our EBITDA, adjusted for, without duplication, the sum of the following amounts for such period to the extent included in determining consolidated net earnings (or loss) for such period: (i) extraordinary gains, (ii) non-cash items increasing consolidated net earnings for such period, excluding any items representing the impact of purchase accounting or the reversal of any accrual of, or cash reserve for, anticipated changes in any period, (iii) non-cash extraordinary losses, (iv) any other non-cash charges reducing consolidated net earnings for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period or amortization of a prepaid cash expense that was paid in a prior period, (v) to the extent not capitalized, (A) non-recurring expenses, fees, costs and charges incurred and funded prior to, on or within 9 months after the closing date in connection with the ABL Revolver and the EHI Acquisition; and (B) expenses incurred and funded prior to, on, or within 2 years of the closing date in connection with the termination of the lease for the location that is the chief executive office of EHI as of the closing date; and (vi) transaction related expenditures incurred and funded prior to, on or within 9 months of the date of consummation of (A) the Air Amazonia acquisition, (B) any permitted acquisition under the ABL Revolver, or (C) any investment that is permitted pursuant to the ABL Revolver, in the case of each of (A), (B), and (C), that arise out of cash charges related to deferred stock compensation, management bonuses, strategic market reviews, restructuring, retention bonuses, consolidation, severance or discontinuance of any portion of operations, termination of the lease for the headquarters of EHI, employees or management of the target of such permitted acquisition, accrued vacation payments and working notices payments and other non-cash accounting adjustments.

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss) attributable to Erickson Air-Crane Incorporated	$(1,216)	$(2,494)
Interest expense, net	1,357	2,265
Tax expense (benefit)	(1,136)	(1,469)
Depreciation	2,651	2,049
Amortization of aircraft component overhauls	2,749	1,429
Amortization of debt issuance costs	322	284

EBITDA	$4,727	$2,064

Acquisition-related expenses	2,263	—
Non-cash unrealized mark-to-market foreign exchange gains (losses)	(206)	(390)
Non-cash charges from awards to employees of equity interests	180	—

Adjusted EBITDA	$6,964	$1,674

The following is the calculation for our Adjusted net income attributable to Erickson Air-Crane and Adjusted earnings per share:

Three Months Ended March 31, 2013
Net Income and Adjusted Net Income Reconciliation
Net income (loss) attributable to Erickson Air-Crane Incorporated	$(1,216)
Acquisition-related expenses, tax effected at estimated 40% effective tax rate	1,358

Adjusted net income (loss) attributable to Erickson Air-Crane Incorporated	$142

Net Income (Loss) Per Share Attributable To Common Stockholders Reconciliation
Adjusted net income (loss) attributable to Erickson Air-Crane Incorporated	$142
Weighted average shares outstanding (diluted)	9,816,158
Adjusted net income (loss) per share attributable to common stockholders	$0.01

Investor Relations Contact

James Palczynski

Sr. Managing Director

ICR, Inc.

(203) 682-8229

jp@icrinc.com

Company Contact

Dave Finnie, Senior Director, Finance and Business Operations

Erickson Air-Crane Incorporated

(503) 505-5880

dfinnie@ericksonaircrane.com

Media Contact

Brian Carlson, Marketing Communications Manager

Erickson Air-Crane Incorporated

(503) 505-5880

bcarlson@ericksonaircrane.com